Exhibit 2.5

Dynegy Resource II, LLC
601 Travis Street, Suite 1400
Houston, Texas 77002
Phone 713.507.6400

November 12, 2014

Via facsimile 973.671.6101

Energy Capital Partners, LLC
51 John F. Kennedy Parkway, Suite 200
Short Hills, NJ 07078

Attn: Andrew Singer, General Counsel

RE:	Amendment to Company Disclosure Schedule to Stock Purchase Agreement
Dear Mr. Singer:
Following up on our discussions, this letter agreement is entered into to amend the Stock Purchase Agreement dated August 21, 2014 (the “Agreement”) by and among Energy Capital Partners II, LP, Energy Capital Partners II-A, LP, Energy Capital Partners II-B, LP, Energy Capital Partners II-C (Direct IP), LP, Energy Capital Partners II-D, LP, and Energy Capital Partners II (EquiPower Coinvest), LP (collectively, “Sellers”), Energy Capital Partners II-C, LP, EquiPower Resources Corp., Dynegy Resource II, LLC (“Purchaser”), and Dynegy Inc. by amending the Company Disclosure Schedule as set forth herein. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
The parties hereto agree that the Company Disclosure Schedule to the Agreement is hereby amended as follows:
Each of Item 5 of Section 4.05 of the Company Disclosure Schedule, Item 4 under EquiPower Resources Corp. of Section 4.10(a) of the Company Disclosure Schedule, Item 2 of Section 4.16 of the Company Disclosure Schedule, and Item 2 of Section 6.02(c)(i) of the Company Disclosure Schedule is hereby deleted in its entirety and replaced with the following:
Management, Operation and Maintenance Agreement, by and between Broad River Energy LLC and EquiPower Resources Corp., dated as of December 27, 2012; for which EquiPower Resources Corp. shall deliver termination notice at Closing such that the agreement shall terminate following the required sixty (60) day termination notice.
Except as expressly amended hereby, all of the provisions of the Agreement (including all schedules and exhibits thereto) shall continue to be, and shall remain, in full force and effect in accordance with their terms without change thereto.

By executing this letter in the applicable signature block below, each of Sellers, ECP II-C Fund, the Company, Purchaser and Dynegy acknowledge and agree to the foregoing.
Sincerely,
/s/ David Sladic

David Sladic

Exhibit 2.5

ACKNOWLEDGED AND AGREED

SELLERS

ENERGY CAPITAL PARTNERS II, LP

By: Energy Capital Partners GP II, LP
Its: General Partner
By: Energy Capital Partners II, LLC
Its: General Partner

By: _/s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Managing Member

ENERGY CAPITAL PARTNERS II-A, LP

By: Energy Capital Partners GP II, LP
Its: General Partner

By: Energy Capital Partners II, LLC
Its: General Partner

By: _/s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Managing Member

ENERGY CAPITAL PARTNERS II-B, LP

By: Energy Capital Partners GP II, LP
Its: General Partner

By: Energy Capital Partners II, LLC
Its: General Partner

By: _/s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Managing Member

ENERGY CAPITAL PARTNERS II-C
(DIRECT IP), LP

By: Energy Capital Partners GP II, LP
Its: General Partner

By: Energy Capital Partners II, LLC
Its: General Partner

By: _/s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Managing Member

ENERGY CAPITAL PARTNERS II
(EQUIPOWER CO-INVEST), LP

By: Energy Capital Partners GP II, Co- Investment, LLC
Its: General Partner
By: Energy Capital Partners II, LLC
Its: Managing Member

By: _/s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Managing Member

ENERGY CAPITAL PARTNERS II-D, LP

By: Energy Capital Partners GP II, LP
Its: General Partner

By: Energy Capital Partners II, LLC
Its: General Partner

By: _/s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Managing Member

[Signature Page to Letter Agreement re: Amendment to SPA Disclosure Schedules]

ENERGY CAPITAL PARTNERS II-C LP
By: Energy Capital Partners GP II, LP
Its: General Partner

By: Energy Capital Partners II, LLC
Its: General Partner

By: _/s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Managing Member

[Signature Page to Letter Agreement re: Amendment to SPA Disclosure Schedules]

THE COMPANY
EQUIPOWER RESOURCES CORP.

By: /s/ Curt Morgan
Name: Curt Morgan
Title:     President and Chief Executive Officer

[Signature Page to Letter Agreement re: Amendment to SPA Disclosure Schedules]

PURCHASER
DYNEGY RESOURCE II, LLC

By: /s/ Robert C. Flexon
Name: Robert C. Flexon
Title: President and Chief Executive Officer

DYNEGY INC.

By: /s/ Robert C. Flexon
Name: Robert C. Flexon
Title: President and Chief Executive Officer

cc: Michael Rogan, Esq.
David Kurzweil, Esq.
Paul Kukish, Esq.

[Signature Page to Letter Agreement re: Amendment to SPA Disclosure Schedules]